UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016

_______________________________________________________________

PRIME GLOBAL CAPITAL GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

NEVADA	000-54288	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

E-5-2, Megan Avenue 1, Block E

Jalan Tun Razak

50400 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

+603 2162 0773
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2016, Amiruddin Bin Che Embi resigned from his position as the Director of Prime Global Capital Group Incorporated, a Nevada corporation (the “Company”). His resignation was not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On April 1, 2016, Maylee Gan Suat Lee was appointed to serve as the Director of the Company until her successor(s) shall be duly elected or appointed, unless she resigns, is removed from office or is otherwise disqualified from serving as a director of the Company. Ms. Gan will serve on our Board of Directors in accordance with the terms and conditions of our standard Director Retainer Agreement, a form of which is attached hereto and incorporated herein as Exhibit 10.1.

Maylee Gan Suat Lee, age 39, is currently the founder and senior partner of Messrs. Maylee Gan & Tai. Prior to founding her firm in 2008, Ms. Gan practiced at one of the top 5 legal firms in Malaysia, Lee Hishammuddin Allen & Gledhill from 2004 to 2008. Ms. Gan graduated with a Bachelor of Laws (Hons) degree from the University of London, England in 1999. She obtained her Certificate of Legal Practice in 2000 and has a Masters of Science in Information Technology (MSc IT) from the University of Staffordshire in 2004.

Ms. Gan was admitted and enrolled as an advocate and solicitor of the High Court of Malaya in 2005. She has vast experience in various complex corporate matters, and she was the lead associate in charge of the largest worldwide business disposal to-date known as the “Pfizer Pontiac Project”, which involves the worldwide sale of Pfizer Consumer Healthcare business division in 2006, and the largest Asset-Backed Securities transaction carried out by RCE Capital Berhad in Malaysia in the year 2008. Ms. Gan is also a Non-executive Director of G&L Trading Sdn Bhd, as a successor of her late father. G&L Trading Sdn Bhd supplies cleaning detergent to hotels and food & beverages related businesses. Through her vast experience in legal corporate matters with numerous large corporations, with which her legal firm is a panel of solicitor, Ms. Gan brings to the Board of Directors her legal insight, knowledge and experience in legal corporate matters.

Ms. Gan will receive a monthly compensation of 3,000 Malaysian Ringgit, or approximately US $752, in connection with her service on our Board of Directors. Ms. Gan will serve as an independent director on each of our audit, compensation and nomination and corporate governance committees.

Ms. Gan does not have a direct family relationship with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Item 9.01. Financial Statements and Exhibits.

(d). Exhibits.

Number	Exhibit

10.1	Form of Director Retainer Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
Dated: April 1, 2016

	By:	/s/ Liong Tat Teh
Liong Tat Teh
Chief Financial Officer

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